                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. TWO)


Filed by the Registrant                         [X]

Filed by a Party other than the Registrant      [ ]


CHECK THE APPROPRIATE BOX:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12


                            HANOVER FOODS CORPORATION
    -------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                 NOT APPLICABLE
    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]   No Fee Required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

            --------------------------------------------------------------------

                              [HANOVER LETTERHEAD]

                               November 25, 2002



Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders (the "Meeting") of Hanover Foods Corporation (the "Corporation") to be held on December 23, 2002, at 5:00 p.m. (Eastern Standard Time), at the offices of the Corporation at 1486 York Street, Hanover, Pennsylvania 17331.

      At the Meeting you are being asked to elect seven directors. Your board of directors urges you to support the Corporation's nominees by voting "FOR" (i) Class A directors, Cyril T. Noel, Jennifer W. Carter and T. Michael Haugh, to hold office for the term expiring in 2006 and until their respective successors are elected and qualify, (ii) Class C directors, T. Edward Lippy and Arthur S. Schaier, to hold office for the term expiring in 2004 and until their respective successors are elected and qualify and (iii) Class D directors, John A. Warehime and James A. Washburn, to hold office for the term expiring in 2005 and until their respective successors are elected and qualify. Please read the attached proxy materials carefully to make the best informed decision possible.

      Please note that the voting rights of the shares of Class A Common Stock and Series C Convertible Preferred Stock are the subject of litigation pending before the Pennsylvania Supreme Court. If the votes of Class A Common Stock or Series C Convertible Preferred Stock would determine the outcome of the election of any director, the Judge of Election at the Meeting intends to postpone announcing the results of the election until there is a final and unappealable decision by the Pennsylvania courts as to the validity of the 1997 amendments to the Corporation's Articles of Incorporation which conferred voting rights on Class A Common Stock and Series C Convertible Preferred Stock under certain circumstances. However, if board's nominees for directors are elected notwithstanding the vote of Class A Common Stock and Series C Convertible Preferred Stock, the Judge of Election will announce the results and the Corporation will implement the changes immediately following the Meeting.

      Whether or not you expect to attend the Meeting in person, it is important that your shares be voted at the Meeting. I urge you to complete and sign the enclosed proxy card and return it promptly in the envelope provided.

      Thank you for your continued support and interest in Hanover Foods Corporation.

                                 Sincerely,


                                 /s/ JOHN A. WAREHIME
                                 ---------------------
                                 John A. Warehime
                                 Chairman, President and Chief Executive Officer

                            HANOVER FOODS CORPORATION
                                1486 YORK STREET
                           HANOVER, PENNSYLVANIA 17331

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 23, 2002

To the Shareholders of Hanover Foods Corporation:

      The 2002 Annual Meeting of Shareholders (the "Meeting") of Hanover Foods Corporation (the "Corporation") will be held on December 23, 2002, at 5:00 p.m. (Eastern Standard Time), at the offices of the Corporation at 1486 York Street, Hanover, Pennsylvania 17331, for the purpose of considering and acting upon the following matters:

      1. To elect three Class A directors, Cyril T. Noel, Jennifer W. Carter and T. Michael Haugh, to hold office for the term expiring in 2006 and until their respective successors are elected and qualify, as more fully described in the accompanying proxy statement;

      2. To elect two Class C directors, T. Edward Lippy and Arthur S. Schaier, to hold office for the term expiring in 2004 and until their respective successors are elected and qualify, as more fully described in the accompanying proxy statement;

      3. To elect two Class D directors, John A. Warehime and James A. Washburn, to hold office for the term expiring in 2005 and until their respective successors are elected and qualify, as more fully described in the accompanying proxy statement; and

      4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on November 22, 2002, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, will nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of the Meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                     By Order of the Board of Directors


                                     /s/ JOHN A. WAREHIME
                                     ---------------------
                                     John A. Warehime
                                     Chairman, President and
                                     Chief Executive Officer

Hanover, Pennsylvania
November 25, 2002

                            HANOVER FOODS CORPORATION
                                1486 YORK STREET
                           HANOVER, PENNSYLVANIA 17331
                                 (717) 632-6000

                            -------------------------

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF SHAREHOLDERS

                            -------------------------


DATE, TIME, PLACE AND PURPOSE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

      The accompanying proxy is solicited by the board of directors of Hanover Foods Corporation (the "Corporation") for use at the 2002 Annual Meeting of Shareholders (the "Meeting") to be held on December 23, 2002 at 5:00 p.m. (Eastern Standard Time), at the offices of the Corporation at 1486 York Street, Hanover, Pennsylvania 17331, and any adjournment or postponement of the Meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about November 25, 2002.

      The only matter to be considered and voted upon at the Meeting is the election of the following directors nominated by the board of directors of the
Corporation: (i) three Class A directors, Cyril T. Noel, Jennifer W. Carter and
T. Michael Haugh, to hold office for the term expiring in 2006 and until their respective successors are elected and qualify, (ii) two Class C directors, T. Edward Lippy and Arthur S. Schaier, to hold office for the term expiring in 2004 and until their respective successors are elected and qualify and (iii) two Class D directors, John A. Warehime and James A. Washburn, to hold office for the term expiring in 2005 and until their respective successors are elected and qualify. All of the board's nominees are currently serving on the Corporation's board of directors.

      Certain shareholders of the Corporation, including Michael A. Warehime, Sally Warehime Yelland, Elizabeth Warehime Stick, and J. William Warehime have nominated Michael Stick, Sonny Bowman, Elizabeth Warehime Stick, Daniel Meckley, and G. Steven McKonly for election as directors. Shareholders of the Corporation may submit additional nominations for director at any time within 15 calendar days after November 25, 2002, which is the date of mailing of the Notice of this Meeting. See "Election of Directors."

RECORD DATE AND SHARES ENTITLED TO VOTE

      Only shareholders of record of Class A Common Stock, Class B Common Stock, and Series C Convertible Preferred Stock, as shown on the transfer books of the Corporation at the close of business on November 22, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 288,284 shares of Class A Common Stock outstanding, 582,198 shares of Class B Common Stock outstanding and 10,000 shares of Series C Convertible Preferred Stock outstanding. Class A Common Stock, Class B Common Stock and Series C Convertible Preferred Stock are collectively referred to herein as "Voting Stock." On the Record Date, the Corporation also had 6,228 shares of non-voting Series A Preferred Stock and 8,336 shares of non-voting Series B Preferred Stock outstanding, all of which are currently convertible into Class A Common Stock.

QUORUM AND VOTING RIGHTS

      The presence, in person or represented by proxy, of the holders entitled to cast at least a majority of the votes that all holders are entitled to cast on a particular matter to be acted upon at the Meeting will constitute a quorum for the purposes of consideration and action on such matter at the Meeting. All shares of the Corporation's Voting Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting as well as broker non-votes, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, will nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, will nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of the Meeting.

      With respect to the election of directors, each share of Class A Common Stock will be entitled to one-tenth (1/10) of a vote per share, each share of Class B Common Stock will be entitled to one vote per share and each share of Series C Convertible Preferred Stock will be entitled to thirty-five votes per share. The shares of Class A Common Stock and the shares of Class B Common Stock will vote together with the shares of Series C Convertible Preferred Stock as a single class of stock, and not as separate classes, in connection with the election of directors. The election of directors will be determined by a plurality vote and the nominees receiving the most "FOR" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal by all holders of Class B Common Stock entitled to vote on such proposal. Under the Pennsylvania Business Corporation Law of 1988, as amended, an abstention, withholding of authority to vote or a broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

ANNOUNCEMENT OF RESULTS OF THE MEETING AND PENDING SHAREHOLDER LITIGATION

      Please note that the voting rights of the shares of Class A Common Stock and Series C Convertible Preferred Stock are the subject of litigation pending before the Pennsylvania Supreme Court. If the votes of Class A Common Stock or Series C Convertible Preferred Stock would determine the outcome of the election of any director, the Judge of Election at the Meeting intends to postpone announcing the results of the election until there is a final and unappealable decision by the Pennsylvania courts as to the validity of the 1997 amendments to the Corporation's Articles of Incorporation which conferred voting rights on Class A Common Stock and Series C Convertible Preferred Stock under certain circumstances. See "Legal Proceedings" for additional information. However, if board's nominees for directors are elected notwithstanding the vote of Class A Common Stock and Series C Convertible Preferred Stock, the Judge of Election will announce the results and the Corporation will implement the changes immediately following the Meeting.

SOLICITATION OF PROXIES

      The Corporation will bear the cost of the solicitation of proxies in connection with the Meeting. In addition to solicitation by mail, proxies may be solicited in person, by telephone, fax machine or electronically by officers, directors or employees of the Corporation who will not receive additional compensation for such solicitation, but may be reimbursed for their out-of-pocket expenses. Total expenditures for the solicitation of proxies (including fees of attorneys, accountants, public relations or financial advisors, printing, transportation and other costs incidental to the solicitation) are estimated to be $15,000 and total cash expenditures to date have been approximately $12,000. Upon request, the

Corporation will pay the reasonable expenses incurred by record holders of the Corporation's Class A and Class B Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

      The proxy card in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted in accordance with its instructions. If no directions to the contrary are indicated, the persons named in the enclosed proxy card will vote all shares of Voting Stock "FOR" (i) the election of the nominees for director named in the proxy card and (ii) any other business which may properly come before the Meeting or any adjournment or postponement of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters to be presented at the Meeting of which the Corporation did not have notice on or prior to the close of business on June 1, 2002 (other than nominees for director); (ii) approval of the minutes of a prior meeting of shareholders if such approval does not amount to ratification of the action taken at the annual meeting; (iii) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iv) matters incident to the conduct of the Meeting.

      The Corporation is not currently aware of any matters that will be brought before the Meeting (other than procedural matters) that are not referred to in the Notice of the Meeting. However, if any additional matters are properly brought before the Meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Corporation. The accompanying form of proxy has been prepared at the direction of the board of directors and is sent to you at the request of the board of directors. The proxies named in the proxy card have been designated by the board of directors.

     Participants in the Hanover Foods Corporation Employee Stock Ownership Plan ("ESOP") and grantees under the Hanover Foods Corporation 2002 Stock Option Plan (the "Stock Option Plan") may instruct the trustee of the Hanover Foods Corporation Employee Stock Trust (the "Trust") and ESOP, Cyril T. Noel, a director of the Corporation, as to how to vote the shares of Class B Common Stock of the Corporation allocated to the applicable subaccounts under the Trust. Pursuant to the terms of the Trust and ESOP, voting instructions must be provided on a confidential basis. For the description of these voting rights, see "Employee Stock Trust" and "Employee Stock Ownership Plan." The trustee has retained an independent service to tabulate the votes received from the participants in the ESOP and grantees under the Stock Option Plan and to report the results on a confidential basis to the trustee. Shareholders who comply with all applicable laws and procedures regarding the nomination of directors contained in the Corporation's Amended and Restated Bylaws, as amended (the "Bylaws"), which are described in this proxy statement under "Election of Directors," may submit biographical information regarding their nominees similar in length and content to the information regarding the nominees provided herein to the trustee for distribution to participants in the ESOP and grantees under the Stock Option Plan together with a voting instruction card in a form approved by the trustee. Shareholders electing to submit information and voting instruction card to the trustee pursuant to the procedure outlined above will be required to reimburse the trustee for any cost incurred by the trustee in connection with this process. Any information to be distributed must be received by the trustee at the address indicated below not later than December 10, 2002:



                                 Cyril T. Noel
                                    Trustee
                                1486 York Street
                          Hanover, Pennsylvania 17331



REVOCATION OF PROXIES

      A shareholder giving proxy pursuant to this solicitation may revoke such proxy at any time before it is voted by (i) giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is voted; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Secretary notice of such shareholder's intention to vote in person. Attendance at the Meeting will not in itself constitute a revocation of the proxy. Before the taking of the vote at the Meeting, any written notice of revocation or subsequent proxy should be sent to the Corporation at 1486 York Street, Hanover, Pennsylvania 17331, Attention: Gary Knisely, Secretary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Corporation's capital stock by:
(i) each person who is known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's capital stock; (ii) each of the Corporation's directors and nominees for director; (iii) each of the executive officers named in the Summary Compensation Table (the "Named Officers"); and (iv) the Corporation's directors, nominees for director and executive officers as a group. Except as otherwise indicated, the beneficial owners of the capital stock listed below have sole investment and voting power with respect to such shares. The address of the directors, nominees for director and Named Officers is that of the Corporation.

      As of the Record Date, the following number of shares of each class of the Corporation's capital stock was outstanding:

                          CLASS OF CAPITAL STOCK                              NUMBER OF SHARES
                          ----------------------                              ----------------
Class A Common Stock.............................................                   288,284
Class B Common Stock.............................................                   582,198
Preferred Stock, Series A........................................                     6,228
Preferred Stock, Series B........................................                     8,336
Preferred Stock, Series C........................................                    10,000


                                                                                         SHARES
                                                                                 BENEFICIALLY OWNED(1)
                                                                          -------------------------------------
                                                                         TITLE OF
                                                                           CLASS        AMOUNT        % OF CLASS
                                                                        -----------     -------       ----------
NAME OF 5% BENEFICIAL OWNER

COMMON STOCK

Alan A. Warehime Testamentary Trust A(2)..........................      Common A             --              --
Farmers Bank                                                            Common B         39,828             6.8%
c/o Allfirst Bank
13 Baltimore Street
Hanover, PA 17331

Alan A. Warehime Testamentary Trust B(3)..........................      Common A             --              --
Farmers Bank                                                            Common B         76,165            13.1
c/o Allfirst Bank
13 Baltimore Street
Hanover, PA 17331

Heartland Advisors, Inc.(4).......................................      Common A         49,500            17.2
c/o William J. Nasgovitz                                                Common B             --
790 North Milwaukee Street
Milwaukee, WI 53202

ARWCO Corporation(18).............................................      Common A         21,166             7.3
P.O. Box 917                                                            Common B             --              --
Hanover, PA 17331

                                                                                         SHARES
                                                                                 BENEFICIALLY OWNED(1)
                                                                          -------------------------------------
                                                                         TITLE OF
                                                                           CLASS        AMOUNT        % OF CLASS
                                                                        -----------     -------       ----------
Warehime Enterprises, Inc.(18)....................................      Common A         19,109             6.6%
251 Frederick Street                                                    Common B         15,994             2.7
Hanover, PA  17331

Elizabeth W. Stick(18)............................................      Common A         14,972             5.2
35 Peyton Road                                                          Common B         44,244             7.6
York, PA 17403

J. William Warehime(18)...........................................      Common A          2,734              .9
257 Frederick Street                                                    Common B         78,108            13.4
Hanover, PA 17331

Sally W. Yelland(18)..............................................      Common A             --              --
2015 Youngs Road                                                        Common B         39,288             6.7
Hanover, PA  17331

Hanover Foods Corporation(5)......................................      Common A             --              --
Employee Stock Trust and Employee Stock Ownership Plan                  Common B        155,949            26.8
1486 York Street
Hanover, PA  17331

SERIES C CONVERTIBLE PREFERRED STOCK

Hanover Foods Corporation 401(k) Savings Plan Trust(6)............      Common A             --              --
1486 York Street                                                        Common B             --              --
Hanover, PA 17331                                                       Preferred C      10,000           100.0

DIRECTORS AND NAMED OFFICERS

John A. Warehime(9)...............................................      Common A          3,890             1.3
                                                                        Common B         45,229             7.8
                                                                        Preferred C         183             1.8

Clayton J. Rohrbach, Jr.(7).......................................      Common A             88               *
                                                                        Common B             --              --

Cyril T. Noel(5)(7)(8)(10)........................................      Common A            301               *
                                                                        Common B        138,191            23.7
                                                                        Preferred A         432             6.9
                                                                        Preferred B         360             4.3

T. Edward Lippy(11)...............................................      Common A            385               *
                                                                        Common B             --              --

Arthur S. Schaier(7)..............................................      Common A          3,500             1.2
                                                                        Common B             --              --

James G. Sturgill, CPA, CVA(12)...................................      Common A            100               *
                                                                        Common B             --              --

James A. Washburn.................................................      Common A             --              --
                                                                        Common B             --              --

Jennifer W. Carter(13)............................................      Common A            207               *
                                                                        Common B          3,537               *
                                                                        Preferred C          85               *

                                                                                         SHARES
                                                                                 BENEFICIALLY OWNED(1)
                                                                          -------------------------------------
                                                                         TITLE OF
                                                                           CLASS        AMOUNT        % OF CLASS
                                                                        -----------     -------       ----------

T. Michael Haugh..................................................      Common A             --              --
                                                                        Common B             --              --

Gary T. Knisely, Esq.(8)(14)......................................      Common A          1,688               *
                                                                        Common B          2,046               *
                                                                        Preferred B          24               *
                                                                        Preferred C         183             1.8%

Pietro D. Giraffa, Jr.(15)........................................      Common A             --              --
                                                                        Common B          1,035               *
                                                                        Preferred C         180             1.8

Alan T. Young(16).................................................      Common A             --              --
                                                                        Common B          1,541               *
                                                                        Preferred C         182             1.8

Daniel E. Schuchart(17)...........................................      Common A             88               *
                                                                        Common B          1,039               *
                                                                        Preferred C         153             1.5

All directors and executive officers as a group (14 persons)......      Common A         10,247             3.6
                                                                        Common B        193,655            33.3
                                                                        Preferred A         432             6.9
                                                                        Preferred B         384             4.6
                                                                        Preferred C       1,082            10.8


----------------------------

*     Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes shares held by the Alan A. Warehime Testamentary Trust A. Voting and dispositive power with respect to such shares is shared by five trustees, each of whom has one vote. A majority vote of such individuals is required to vote or dispose of such shares. Trustees of such trust include John A. Warehime, Chairman, President and Chief Executive Officer of the Corporation, Cyril T. Noel, a director of the Corporation, Sally Yelland, Michael Warehime and the Allfirst Bank.

(3) Includes shares held by the Alan A. Warehime Testamentary Trust B. Voting and dispositive power with respect to such shares is shared by five trustees, each of whom has one vote. A majority vote of such individuals is required to vote or dispose of such shares. Trustees of such trust include John A. Warehime, Chairman, President and Chief Executive Officer of the Corporation, Cyril T. Noel, a director of the Corporation, Sally Yelland, Michael Warehime and the Allfirst Bank.

(4) As reported by Heartland Advisors, Inc. ("Heartland") and William J. Nasgovitz, the President and a principle shareholder of Heartland, in Amendment Five to Schedule 13G dated December 31, 2000. Each of Heartland and Mr. Nasgovitz reported sole voting and no dispositive power with respect to the shares held. Such shares are held in investment advisory accounts of Heartland. The interests of one such account, Heartland Value Fund, relates to more than 5% of the class.

(5) Represents shares held by the Trust and the ESOP. Includes 4,258 shares owned by the ESOP and 13,500 shares contributed to the Trust for the purpose of funding the Corporation's obligations under the Stock Option Plan. Shares held by the Trust are voted by the employee beneficiaries of the ESOP and option grantees under the Stock Option Plan, on a confidential basis, except for procedural matters where the shares are voted by the trustee of such trust, Director Noel.

(6) The 401(k) Savings Plan (the "401(k) Plan") may be deemed to beneficially own the shares held by such plan. Series C Convertible Preferred Stock is currently convertible into shares of Class A Common Stock on a one for one basis. The trustee of the 401(k) Plan is First Union National Bank. The trustees of the subtrust, which holds Series C Convertible Preferred Stock under the 401(k) Plan, are Directors Noel, Rohrbach and Schaier.
(7) Excludes 10,000 shares of Series C Convertible Preferred Stock held by the 401(k) Plan Trust. In their capacity as co-trustees of such plan, Directors Noel, Rohrbach and Schaier have shared voting and dispositive power over the 10,000 shares held by the 401(k) Plan Trust. Shares held by the 401(k) Plan Trust are voted by a majority of the plan trustees. Series C Convertible Preferred Stock is convertible into Class A Common Stock on a one for one basis.

(8) Shares of Series A or B Preferred Stock are convertible into Class A Common Stock on an equitable basis. The current conversion ratio is 4.0 shares of Series A or B Preferred Stock to one share of Class A Common Stock. Such conversion ratio is subject to change based upon current book value of Class A Common Stock.

(9) Includes 3,562 shares of Class A Common Stock, owned jointly with spouse, 328 shares of Class A Common Stock owned by Mr. Warehime's spouse, 8,558 shares of Class B Common Stock, owned jointly with spouse, and 183 shares of Series C Convertible Preferred Stock owned by Mr. Warehime through the 401(k) Plan.

(10) Includes 88 shares of Class A Common Stock owned jointly with children, 160 shares of Series A Preferred Stock owned jointly with spouse. Also includes 138,191 shares of Class B Common Stock held by the Trust, of which Mr. Noel is the trustee, as to which Mr. Noel may be deemed to be a beneficial owner.

(11)  Includes 385 shares of Class A Common Stock owned jointly with spouse.

(12)  Includes 100 shares of Class A Common Stock owned jointly with spouse.

(13) Includes 18 shares of Class B Common Stock owned by Ms. Carter through the ESOP, 14 shares of Class B Common Stock owned by Mr. Carter's husband through the ESOP, 82 shares of Series C Convertible Preferred Stock owned by Ms. Carter through 401(k) Plan, 3 shares of Series C Convertible Preferred Stock owned by Ms. Carter's husband through 401(k) Plan, and 500 shares of Class B Common Stock issuable upon the exercise of options, as to which Ms. Carter has voting power. See Footnote 5 above.
(14) Includes (i) 46 shares of Class B Common Stock owned by Mr. Knisely through the ESOP, (ii) 2,000 shares of Class B Common Stock issuable upon the exercise of options, as to which Mr. Knisely has voting power, (iii) 1,265 shares of Class A Common Stock, owned jointly with spouse, (iv) 227 shares of Class A Common Stock owned by Mr. Knisely's spouse, (v) 24 shares of Series B Preferred Stock, owned jointly with spouse, and (vi) 183 shares of Series C Convertible Preferred Stock owned by Mr. Knisely through the 401(k) Plan.
(15) Includes 35 shares of Class B Common Stock owned by Mr. Giraffa through the ESOP, 1,000 shares of Class B Common Stock issuable upon the exercise of options, as to which Mr. Giraffa has voting power, and 180 shares of Series C Convertible Preferred Stock owned by Mr. Giraffa through the 401(k) Plan.
(16) Includes 41 shares of Class B Common Stock owned by Mr. Young through the ESOP, 1,500 shares of Class B Common Stock issuable upon the exercise of options, as to which Mr. Young has voting power, and 182 shares of Series C Convertible Preferred Stock owned by Mr. Young through the 401(k) Plan.
(17) Includes 39 shares of Class B Common Stock owned by Mr. Schuchart through the ESOP, 1,000 shares of Class B Common Stock issuable upon the exercise of options, as to which Mr. Schuchart has voting power, and 153 shares of Series C Convertible Preferred Stock owned by Mr. Schuchart through the 401(k) Plan.

(18) Ms. Stick, Mr. J. William Warehime and Ms. Yelland are directors and/or officers of ARWCO Corporation or Warehime Enterprises, Inc. The shares owned by Warehime Enterprises, Inc. and ARWCO Corporation are not included in the shares beneficially owned by the individual directors and officers.

                              ELECTION OF DIRECTORS

     The Corporation's Bylaws provide that the board of directors should consist of not less than seven and not more than fifteen directors. The Amended and Restated Articles of Incorporation and amendments thereto (the "Articles of Incorporation") of the Corporation provide that the board of directors is divided into four classes, having staggered terms of office, which are as equal in number as possible, and that the members of each class of directors are to be elected for a term of four years and will serve until their successors have been elected and qualify. If the decision of the Superior Court of Pennsylvania related to the 1997 amendments to the Articles of Incorporation described under "Legal Proceedings" below is upheld, it is unclear whether the staggered terms will continue in effect. See "Legal Proceedings." As of July 2002, the board of directors amended the Bylaws, pursuant to the authority granted to it under the Articles of Incorporation, to provide that Class A of the board of directors consists of three members and each of Class B, Class C and Class D consists of two members.

      The Corporation's Bylaws provide that the nominating shareholder must deliver notice of the nomination of directors to the Corporation's Secretary not later than June 1 of the calendar year in which the meeting to elect the director or directors is to be held. The required notice must contain certain information, including information about the nominee, as prescribed in the Bylaws. If the number of directors to be elected is increased subsequent to the June 1 deadline for submission of shareholder nominations, the deadline for the submission of nominations for director will be 15 calendar days after the Corporation mails notice of the meeting at which the additional directors are to be elected. Since the number of directors was increased, subsequent to June 1, 2002, shareholders may submit nominations for directors at any time within 15 calendar days after November 25, 2002, which is the date of mailing of the Notice of this Meeting.

      Under the Articles of Incorporation, holders of Class A and Class B Common Stock are not permitted to cumulate their votes for the election of directors. The Corporation has interpreted the provisions of its Articles of Incorporation not to permit cumulative voting by the holders of Series C Convertible Preferred Stock.

      During fiscal 2003, the board of directors was expanded to include two additional directors in Class A of the board. At the Meeting, shareholders will elect three Class A, two Class C directors and two Class D directors to serve for the terms set forth in the table below and until their respective successors have been elected and qualify. Unless directed otherwise, the persons named in the enclosed proxy card intend to vote such proxy "FOR" the election of the nominees listed below or, in the event of inability of either of the nominees to serve for any reason, for the election of such other person or persons as the board of directors may designate to fill the vacancy. The board has no reason to believe that the nominees will not be candidates or will be unable to serve.

      The following table sets forth information, as of the Record Date, concerning the Corporation's directors and nominees for election to the board of directors. The board of directors nominated current directors, Cyril T. Noel, Jennifer W. Carter, T. Michael Haugh, T. Edward Lippy, Arthur S. Schaier, John
A. Warehime and James A. Washburn, to serve as directors of the Corporation. The nominees have consented to being named in the proxy statement and to serve if elected. None of the directors is a party to any arrangement or understanding with any other person with respect to nominations of directors.

                                  AGE                                                            DIRECTOR     TERM
             NAME                 (1)       PRINCIPAL OCCUPATION OR EMPLOYMENT         CLASS      SINCE      EXPIRES
            ------               -----   -------------------------------------------   -----     --------    -------
                                         NOMINEES

Cyril T. Noel(2)...............    77    Retired; formerly Vice President of Finance
                                         of the Corporation                               A        1983        2006

Jennifer W. Carter(3)..........    38    Assistant to the Chairman                        A        2002        2006

T. Michael Haugh...............    53    President of Hospitality Management
                                         Corporation                                      A        2002        2006

T. Edward Lippy................    72    Vice President of Lippy Brothers, Inc.           C        1994        2004

Arthur S. Schaier..............    60    Corporate General Manager - Earnhardt's
                                         Dodge Motor Companies                            C        1994        2004

John A. Warehime...............    65    Chairman of the Board, President and Chief
                                         Executive Officer of the Corporation             D        1985        2005

James A. Washburn..............    52    Chairman and CEO at Park 100 Foods, Inc.         D        1996        2005


                                         DIRECTORS REMAINING IN OFFICE

Clayton J. Rohrbach............    82    Retired; formerly Vice President of
                                         Marketing at CPC International                   B        1984        2003
James G. Sturgill, CPA, CVA....    62    Managing Partner at Sturgill & Associates,       B                    2003
                                         LLP                                                       1994

----------------------------

(1)   Age as of the Record Date.

(2) Mr. Noel served on the board from May 1983 until June 1994 and from October 1994 to present.

(3)   Ms. Carter is the daughter of John A. Warehime.


      The following information about the business experience during the past five years of the Corporation's directors and nominees for director is based, in part, upon information supplied by such persons.

      Cyril T. Noel is currently retired. Mr. Noel was the Vice President of Finance of the Corporation from 1985 through 1994. Mr. Noel has served on the board from May 1983 until June 15, 1994 and from October 18, 1994 to the present.

      Jennifer W. Carter has been Sales and Marketing Facilitator at the Corporation since 1997 and Assistant to the Chairman of the Corporation since June 1, 2000. Ms. Carter is the daughter of John Warehime.

      T. Michael Haugh has been President of Hospitality Management Corporation, Abbottstown, Pennsylvania, a contract food service company including a fine dining restaurant and off-premises catering operation, since 1997.

      T. Edward Lippy has been the Vice President of Lippy Brothers, Inc., a family farming company located in Hampstead, Maryland, since 1994. Mr. Lippy currently serves as a director for the following entities: Vice Chairman and Director of Farmers & Merchants Bank, a public company located in Fowblesburg, Maryland, since 1989 and director of Ag First Farm Credit Bank since 1988. Additionally, Mr. Lippy, served as the Chairman of Baltimore Farm Credit Bank from 1990 through 1992 and as Chairman of the Farm Credit Council, Washington, D.C. from 1993 through 1997.

      Arthur S. Schaier has been a shareholder, Corporate General Manager of Earnhardt's Dodge Motor Companies located in Gilbert, Arizona, since 1981. Mr. Schaier currently serves as Director of ADI, the Phoenix, Arizona Metropolitan Dodge Dealers advertising organization and board of directors MOPAR Parts.

      John A. Warehime has served as Chairman of the Board and Chief Executive Officer of the Corporation since 1989 and as a director of the Corporation since 1985. Mr. Warehime has over 50 years of experience in the food processing industry.

      James A. Washburn has been the Chairman and Chief Executive Officer of Park 100 Foods, Inc., a food manufacturing company, located in Tipton, Indiana, since 1991. Prior thereto, Mr. Washburn was the President and Chief Executive Officer of Hamilton Medaris Corporation and H.M.C. Transportation located in Fishers, Indiana.

      Clayton J. Rohrbach is currently retired. Prior to his retirement, Mr. Rohrbach was employed at CPC International, a large New York Stock Exchange traded food company located in Englewood Cliffs, New Jersey, from 1975 through 1985 as Vice President of Marketing.

      James G. Sturgill, CPA, CVA, has been the Managing Partner at Sturgill & Associates, LLP, a public accounting firm headquartered in Westminster, Maryland, since 1993. Prior to 1993, he was employed at Sturgill, Rager & Lehman, a firm located in Westminster, Maryland from 1980 to 1993.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

                               BOARD OF DIRECTORS

COMMITTEES AND ATTENDANCE AT MEETINGS

      The board of directors held five meetings during fiscal 2002. Each director attended 75% or more of the meetings of the board and committees of which they were members during fiscal 2002.

      The board of directors has a Compensation Committee to make recommendations to the board of directors concerning compensation for the Corporation's executive officers and take such other actions as may be required in connection with the Corporation's compensation and incentive plans. During fiscal 2002, the Compensation Committee held one meeting. Members of the Compensation Committee include directors Rohrbach and Schaier. The report of the Compensation Committee is contained elsewhere in this proxy statement.

      The board of directors also has an Audit Committee to review the Corporation's audited financial statements and to make recommendations to the board concerning the Corporation's accounting practices and policies and the selection of independent accountants. Members of the Audit Committee include directors Noel, Rohrbach, and Schaier. The board of directors believes that all Audit Committee members are independent as required by the Listing Standards of the New York Stock Exchange. The Audit Committee met four times during fiscal 2002. On July 27, 2001, the board of directors adopted an Audit Committee Charter, attached hereto as Exhibit A.

      The board of directors has not appointed a standing Nominating Committee. The function of nominating directors is carried out by the entire board of directors. Pursuant to the Bylaws, a shareholder may nominate persons for election as director, provided that the shareholder (i) is a holder of a class of stock entitled to vote for the election of directors at the meeting of shareholders, and (ii) complies with the notice procedures of Article III,
Section 2 of the Bylaws. This section as currently in effect provides that the nominating shareholder must deliver notice of the nomination to the Corporation's Secretary not later than June 1 of the calendar year in which the meeting to elect the director or directors is to be held. The required notice must contain certain information, including information about the nominee, as prescribed in the Bylaws. However, if the number of directors to be elected is increased subsequent to the

June 1 deadline for submission of shareholder nominations, the deadline for the submission of nominations for director pursuant to this Section 2 of Article III of the Bylaws is 15 calendar days after the Corporation mails notice of the meeting at which the additional directors are to be elected.

AUDIT COMMITTEE REPORT

      On July 25, 2002, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent auditors, KPMG LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and a confirming letter from KPMG LLP regarding its independence and has discussed with KPMG LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended June 2, 2002.

      This Audit Committee Report will not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the Annual Report on Form 10-K, except to the extent that the Corporation specifically requests that the Audit Committee Report be specifically incorporated by reference.

                         Members of the Audit Committee

        Cyril T. Noel            Clayton Rohrbach, Jr.         Arthur S. Schaier

DIRECTOR COMPENSATION

      During fiscal year 2002, each director of the Corporation was paid an annual retainer of $12,000 payable in equal monthly installments of $1,000. Board members also receive a fee of $1,500 for each quarterly board meeting attended in person and $750 for each quarterly board meeting which the director participated in by telephone. Directors are paid $1,000 for each special board meeting attended in person and $500 for each special board meeting in which the director participated in by telephone. In addition, an annual fee of $1,000 per year was paid for service as a committee chairman. Committee members also received a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting which the director participated in by telephone.

      In addition, prior to fiscal year 2002, James Sturgill, a director of the Corporation, provided consulting services on an hourly fee basis.

                               EXECUTIVE OFFICERS

      The following table sets forth the name, age, the present principal occupation or employment and the business experience during the past five years of the Corporation's executive officers who are not also directors. Unless otherwise indicated below, the principal business address of each such person is 1486 York Street, P.O. Box 334, Hanover, PA 17331.

                                                                      PRINCIPAL OCCUPATION DURING
                   NAME AND AGE (1)                              PAST FIVE (5) YEARS AND TERM IN OFFICE
---------------------------------------------------    ---------------------------------------------------
GARY T. KNISELY, ESQUIRE                               Executive Vice President-1995-Present;
Chief Financial Officer, Counsel, Executive Vice       Vice President-Administration-1989-1995;
President and Secretary                                Counsel-1987-Present; Secretary-1987- Present.  Mr.
Age: 54                                                Knisely also acts as Chief Financial Officer of the
                                                       Corporation (January 1996-Present).

PIETRO D. GIRAFFA, JR.                                 Vice President-Controller-1996-Present;
Vice President-Controller                              Controller-1984-1996.  Mr. Giraffa also acts as
Chief Accounting Officer                               Chief Accounting Officer of the Corporation
Age: 56                                                (January 1996-Present).

ALAN T. YOUNG                                          Senior Vice President-Purchasing & Transportation
Senior Vice President-Purchasing and Transportation    July 28, 2000-Present;
Age: 59                                                Vice President-Transportation-1996-2000;
                                                       Vice President-Operations-1991-1996;
                                                       Director of Corporate Logistics-1990-1991;
                                                       Manager of Corporate Systems-1986-1990.

DANIEL E. SCHUCHART                                    Vice President of  Sales-October 19, 2000-Present;
Vice President of Sales                                Vice President of Industrial Sales-June 1, 1995-
Age: 49                                                October 18, 2000.

EDWARD L. BOECKEL, JR.                                 General Manager-Bickel's Snack Foods, Inc. -
Treasurer                                              January 2000-Present;
Vice President and General Manager - Bickel's          Vice President and General Manager -
Snack Foods, Inc.                                      Bickel's Snack Foods, Inc. - June 1, 2002 - Present;
Age:  51                                               Treasurer-July 1997-Present; Banking &
                                                       Insurance Manager-1995-1997; Vice
                                                       President CoreStates Bank-1992-1995.

----------------------------

(1)   Age as of the Record Date.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding the compensation paid to or accrued for the Chief Executive Officer and each of the Named Officers of the Corporation for services rendered during the past three fiscal years:

                                                              ANNUAL COMPENSATION
                                                 -----------------------------------------------
                                                 FISCAL                             OTHER ANNUAL      ALL OTHER
         NAME AND PRINCIPAL POSITION              YEAR       SALARY      BONUS      COMPENSATION     COMPENSATION
-------------------------------------------      ------     --------    --------    ------------    -------------
John A. Warehime...........................       2002      $701,995    $455,505     $6,623 (1)     $934,500(2)(4)
Chairman, President and Chief Executive           2001       668,544     475,472      4,095 (1)      756,781
Officer                                           2000       636,694     823,606     16,437 (1)      589,000
Gary T. Knisely............................       2002      $231,525    $231,525        $-0-         $89,000(3)(4)
Chief Financial Officer, Counsel, Executive       2001       220,500         -0-         -0-         116,500
Vice President and Secretary                      2000       210,000     104,600         -0-          53,000
Alan T. Young..............................       2002      $146,426    $153,217        $-0-          $7,638(4)
Senior Vice President - Purchasing and            2001       142,161       8,116         -0-           8,500
Transportation                                    2000       138,000      55,885         -0-           8,000
Pietro D. Giraffa, Jr......................       2002      $131,127    $131,127        $-0-          $6,477(4)
Vice President - Controller and Chief             2001       127,308         -0-         -0-           7,895
Accounting Officer                                2000       123,600      42,136         -0-           8,000
Daniel E. Schuchart........................       2002      $118,450     $94,405        $-0-          $7,245(4)
Vice President - Sales                            2001       115,000      27,880         -0-           8,160
                                                  2000        92,700      12,375         -0-           8,000

----------------------------

(1) Includes perquisites paid pursuant to the June 12, 1995 Employment Agreement, as amended, including the value of a Corporation car and country club dues totaling $6,623.

(2) Includes the Corporation's payment for premiums of $153,000 for two split-dollar life insurance policies on the life of Patricia M. Warehime, the wife of Mr. Warehime, and the accrual of $773,000 to reflect supplemental pension benefits to be paid pursuant to Mr. Warehime's Employment Agreement dated June 12, 1995, as amended. The $773,000 does not represent cash received by the executive during the past fiscal year, but relates to benefits to be paid upon the retirement of the executive.

(3) Includes the Corporation's accrual of $80,500 to reflect supplemental pension benefits to be paid pursuant to Mr. Knisely's Employment Agreement, dated January 23, 1997. The $80,500 does not represent cash received by the executive during the past fiscal year, but relates to benefits to be paid upon the retirement of the executive.

(4) Includes the Corporation's matching contributions pursuant to the 401(k) Plan made to the accounts of Messrs. Warehime and Knisely in the amount of $8,500 each and to the account of Mr. Young in the amount of $7,638; and the account of Mr. Giraffa in the amount of $6,477; and to the account of Mr. Schuchart in the amount of $7,245.

     The Corporation did not grant stock options under the Stock Option Plan to the Named Officers during the fiscal year ended June 2, 2002. Options to purchase 5,500 shares of the Corporation's Class B Common Stock were granted to the Named Officers subsequent to the fiscal year end. No options were granted to John Warehime.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Corporation has designed its executive compensation program to attract, motivate and retain talented executives. Toward this end, the executive compensation program provides:

      - A base salary program and benefits to attract and retain talented executives who demonstrate the qualities required in the Corporation's business operations and who meet the Corporation's established goals and standards.

      - Annual incentive bonus payments that are highly variable based on the achievement of the Corporation's pre-tax earnings goals and pre-established individual goals. These incentive bonuses reward individuals whose performance contributes to achieving strategic and financial corporate objectives, which increase shareholder value. Additionally, the long-term component of the Chief Executive Officer's bonus is determined pursuant to a formula based on the Corporation's performance over the prior five years as compared to an industry peer group over the same period.

      The Corporation's officer compensation program is comprised of base salary, annual cash incentive compensation and various benefits generally available to all full-time employees of the Corporation, including participation in group medical and life insurance plans and a 401(k) Plan. The Corporation seeks to be competitive with compensation programs offered by companies in the food processing industry and other companies of a similar size located in its market area based on formal and informal surveys conducted by the Corporation.

      Base Salary. The Corporation has entered into employment agreements with Messrs. Warehime and Knisely pursuant to which they were entitled to receive annual base salaries of $701,995 and $231,525 during fiscal 2002, respectively. Pursuant to the terms of the employment agreements, such salaries are adjusted each year in accordance with the Consumer Price Index. The board of directors believe that the compensation levels established in the employment agreements were consistent with competitive practices for executives at this level based upon an evaluation performed on these employment agreements by an independent management consulting firm.

      The Corporation also entered into change in control severance agreement with certain officers of the Corporation which are described under "Employment Agreements and Change in Control Severance Agreements." These agreements do not establish a base salary for these officers.

      Annual Incentive Compensation. Under his employment agreement, Mr. Warehime is entitled to receive an annual bonus if the Corporation's pre-tax earnings are $5.0 million or more. Such bonus is equal to $100,000 plus 10% of all pre-tax earnings over $5.0 million. Such bonus, along with base salary, are limited to a maximum of $1.0 million per year. Mr. Warehime is also entitled to a long-term annual bonus based upon the Corporation's performance over the past five years as measured by its average sales growth percentage ("Sales Performance Index") and average percentage of operating profits to sales ("Profitability Index") as compared to the performance of companies in an industry peer group. The bonus amount is determined by a formula contained in Mr. Warehime's employment agreement as calculated by an independent management consulting firm retained by the Corporation.

      Annual cash bonuses of up to 100% of an officer's base salary are paid to the Corporation's officers, other than the Chief Executive Officer, based upon the Corporation's pre-tax earnings. In certain cases, bonuses are based on certain individual performance goals. In addition, Alan T. Young, Senior Vice President in Purchasing and Transportation, received a bonus on incremental industrial sales.

      Stock Options. On June 20, 2002, the board of directors approved a Stock Option Plan as a means of compensating its executive officers and key employees. Options were awarded to certain executive officers, excluding John Warehime.

      Compensation of Chief Executive Officer. Pursuant to his employment agreement, Mr. Warehime's annual base salary for fiscal 2002 was $701,995, which represents an increase of $33,451 from fiscal 2001. Mr. Warehime also was paid a bonus (which represents both short and long term components of Mr. Warehime's bonus) pursuant to his employment agreement as a result of the achievement of certain levels of pre-tax income by the Corporation and increases in the Corporation's Sales Performance Index and Profitability Index as compared to its peers.

      Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Corporation, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. The Compensation Committee evaluates to what extent Section 162(m) will apply to its compensation programs. In order to bring bonus payments to Mr. Warehime under his Employment Agreement in excess of $1,000,000 into compliance with Section 162(m), shareholders of Class B Common Stock approved such bonus payments at a meeting held in August 1997.

                      Members of the Compensation Committee

            Clayton J. Rohrbach, Jr.             Arthur S. Schaier

2002 STOCK OPTION PLAN

      On June 20, 2002, the Corporation's board of directors adopted the Stock Option Plan. 34,600 shares of the Corporation's Class B Common Stock, par value $25.00 per share, are authorized for issuance under the Stock Option Plan, and options to purchase 13,500 shares were granted subsequent to fiscal 2002 year end. All officers and key employees of the Corporation and of any present or future parent or subsidiary of the Corporation are eligible to receive options under the Stock Option Plan, excluding John A. Warehime. No individual may receive options under the Stock Option Plan for more than 15% of the total number of shares of the Corporation's Class B Common Stock authorized for issuance under the Stock Option Plan.

      The Stock Option Plan will be administered by the Corporation's board of directors or by an option committee appointed by the Corporation's board of directors. The option committee will consist of a minimum of two and a maximum of five members of the board of directors, each of whom will be a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

      Options issued pursuant to the Stock Option Plan may be either incentive stock options or non-qualified stock options. An "incentive stock option" is an option that satisfies all of the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and a "non-qualified stock option" is an option that either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an incentive stock option. The option price for options issued under the Stock Option Plan will be equal at least to the fair market value of the Corporation's Class B Common Stock on the date of the grant of the option. Options will not be granted pursuant to the Stock Option Plan after the expiration of ten years from June 20, 2002. The number of shares available for award under the Stock Option Plan is subject to adjustment in the event of any change in the outstanding shares of Class B Common Stock as a result of, among other circumstances, a stock dividend, stock split, recapitalization, merger, transfer of assets, or reorganization.

EMPLOYEE STOCK TRUST

      The Trust was revised and restated effective June 20, 2002. The Trust is designed to fund contributions to employee benefit plans for non-union employees of the Corporation (excluding John A. Warehime), including, but not limited to, the ESOP, and the Stock Option Plan. Currently, stock held in the Trust is allocated to either the ESOP subaccount or the Stock Option Plan subaccount and the stock in each subaccount is to be used exclusively to satisfy the Corporation's obligations under the applicable benefit plan. Stock held in the ESOP subaccount is voted by the trustee, Cyril T. Noel, pursuant to the instructions of active participants in the ESOP. Stock held in the Stock Option Plan subaccount is voted by the trustee pursuant to the instructions of holders of unexercised stock options. All voting instructions are made on a confidential basis. Shares for which no instructions are given are voted in the same proportion as shares for which instructions are given. The trustee is not required to obtain instruction for voting on procedural or ministerial matters such as shareholder meeting procedure.

      Dividends and other distributions attributable to stock held in the Trust are to be used exclusively for the purpose of satisfying the Corporation's obligations under its various employee benefit plans. The Trust is irrevocable, provided however, no shares of stock held by the Trust may be transferred to any other employee benefit plan other than the ESOP or to satisfy obligations under the Stock Option Plan for a period of five years from the effective date of the Trust. Stock held in the Trust is governed exclusively by the terms of the Trust Agreement and is not directly or indirectly controlled by the board of directors. Concurrent with the revision and restatement of the Trust, the Corporation contributed an additional 13,500 shares of Class B Common Stock to the Trust for the purpose of funding obligations under the Stock Option Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

      On January 1, 2001, the Corporation adopted the ESOP. The ESOP is a defined contribution employee pension plan designed to invest primarily in securities of the Corporation. Non-union employees, except John A. Warehime, are eligible to participate upon completion of one year of service. Contributions may be made annually at the discretion of the Corporation. Contributions to the ESOP may take the form of cash or securities of the Corporation. It is intended that contributions will be made primarily by the transfer of Class B Common Stock of the Corporation from the Employer Stock Trust to the ESOP. Securities so contributed to the ESOP are allocated to the accounts of all "active participants" in the ESOP in proportion to each participant's compensation. "Active participant" is defined as each participant who has completed a year of service during the plan year or retired or was on leave as of the last day of the plan year. Although the ESOP is designed to invest primarily in Corporation securities, participants have the option to diversify their accounts after completing 10 years of participation and attaining age 55. Up to 50% of each such participant's account may be invested in securities other than Corporation securities.

      Corporation securities owned by the ESOP are voted by the ESOP trustee, Cyril T. Noel. Participants with Corporation securities allocated to their accounts are permitted to instruct the ESOP trustee as to the manner in which such shares are voted. All voting instructions are made on a confidential basis. The instructions so received are tabulated on a "one share one vote" basis. All shares held by the ESOP for which instructions are not received, including unallocated shares and shares allocated to the account of a participant who declines to instruct the trustee as to the manner in which such shares should be voted, are voted proportionately in accordance with the tabulation of the voting instructions received by the trustee. The trustee is not required to obtain instruction from ESOP participants for voting on procedural or ministerial matters such as shareholder meeting procedure.

401(K) SAVINGS PLAN

      On April 2, 1990, the Corporation adopted a defined contribution benefit plan, known as the Corporation's 401(k) Plan. The 401(k) Plan was amended on June 5, 1992, April 4, 1994, April 28, 1995, July 25, 1997, December 14, 1997
and July 25, 2002 to read in its present form. Non-union, full-time domestic employees and those employees who are members of Local 56 of the United Food and Commercial Workers Union are eligible to participate after completion of one year of service. Each eligible employee has the option to defer up to 16% of his or her total annual cash compensation per year. As of December 31st of each year, the Corporation, at its discretion, may make matching contributions equal to one hundred percent of each participating employee's account for the first five percent of compensation deferred by each employee. These contributions may be made in cash, Corporation stock, or a combination of cash and Corporation stock. The 401(k) Plan provides various investment options. The 401(k) Plan provides for loans to plan participants but does not permit early withdrawals. Matching contributions made by the Corporation to the accounts of the Named Officers are included in the Summary Compensation Table contained previously herein.

      Corporation securities owned by the 401(k) Plan are voted by the 401(k) Plan trustees: Cyril T. Noel, Clayton J. Rohrbach, and Arthur S. Schaier. All shares held by the 401(k) Plan are voted as a block according to the decision of a simple majority vote of the 401(k) Plan trustees who actually cast a vote. Each 401(k) Plan trustee is entitled to abstain from voting. If only one 401(k) Plan trustee chooses to cast a vote, the vote will be legally effective, provided that such 401(k) Plan trustee is the chairman of the board (unless the chairman of the board elects in writing otherwise). None of the trustees currently serves as such chairman of the board.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL SEVERANCE AGREEMENTS

John A. Warehime

      On June 12, 1995, the Corporation entered into a five-year employment agreement with its Chief Executive Officer, John A. Warehime, at an annual base salary of $650,000 with such compensation payable retroactively from April 1, 1994 (the "1995 Employment Agreement"). The 1995 Employment Agreement was amended on February 13, 1997 ("Amended Employment Agreement"). The principal terms of Mr. Warehime's employment arrangements with the Corporation as amended by the Amended Employment Agreement are set forth below.

      The Amended Employment Agreement provides for annual increases (but not decreases) in the employee's annual salary equal to the greater of 5% of the prior year's salary or the annual percentage increase in the Consumer Price Index (CPI). Mr. Warehime's annual base salary for fiscal 2002 and 2001 was $701,995 and $668,544, respectively. Unless terminated by either party, the Amended Employment Agreement automatically renews annually on each anniversary date so that five years always remain on the term of the agreement. In the event the employee is terminated without cause, or in the event the employee terminates his employment after a reduction (without his written consent) of his duties or authority, compensation, or similar events, the Amended Employment Agreement provides for the payment of the salary and bonus (including all other benefits) over the remaining term of the agreement. In the event of termination due to death or disability, the Amended Employment Agreement provides for the same payment to the employee (or in the event of the death of the employee, his spouse, or descendants) for one year and thereafter the payment of supplemental pension benefits as described below. In addition, the Amended Employment Agreement provides for the reimbursement by the Corporation of the employee's legal and accounting fees up to $75,000 per year and reasonable business expenses incurred by the employee in connection with the business of the Corporation. The Amended Employment Agreement also provides the employee with various other benefits including the use of an automobile, disability and life insurance, and a club membership.

      The annual bonus payable to the employee under the Amended Employment Agreement is equal to $100,000 plus 10% of the Corporation's pretax earnings over $5.0 million provided that no annual bonus is payable if pretax earnings of the Corporation are less than $5.0 million. The Amended Employment Agreement limits salary and the annual bonus payment described above to an aggregate of not more than $1.0 million annually. Annual bonuses can be paid in cash or Class A Common (non-voting) Stock at the option of the employee. For the years ended June 2, 2002, June 3, 2001, and May 28, 2000, the bonus accrued under this agreement was $298,000, $331,000 and $364,000, respectively.

      The Amended Employment Agreement also provides for the annual payment of a long-term performance bonus based upon the Corporation's performance over the prior five-year period as measured by its average sales growth and average increase in operating profits as compared to an industry peer group over the same period. The bonus payable is calculated based upon a formula matrix set forth in the Amended Employment Agreement, with such formula being recommended by an independent management consulting firm retained by the Corporation and approved by the Compensation Committee of the board of directors. For the years ended June 2, 2002, June 3, 2001, and May 28, 2000, the long-term performance bonus accrued under this agreement was $157,000, $144,000, and $114,000, respectively.

      The Amended Employment Agreement provides for annual supplemental pension benefits, commencing upon the earlier of (a) five years after termination of the employee (or one year following his death or disability) or (b) the date of retirement, payable during the life of the employee and upon his death for the life of his spouse. Such annual supplemental pension benefits are equal to 60% of average total compensation (including bonuses) over the latest three-year period prior to retirement, assuming retirement at age 65 or later. Supplemental pension benefits are reduced based upon an established formula to the extent the employee retires prior to age 65. The net present value of the cost of providing this future benefit is recognized by the Corporation over the remaining expected years of service. The expense recognized under this agreement was approximately $773,000, $628,000 and $428,000 for the years ended June 2, 2002, June 3, 2001, and May 28, 2000, respectively. The projected benefit obligation was approximately $3,584,000 and $2,811,000 at June 2, 2002 and June 3, 2001,
respectively.

      The Amended Employment Agreement was revised effective as of August 1, 1997 to make certain clarifying changes and to require that bonus payments to Mr. Warehime in any taxable year in excess of $1.0 million would be subject to shareholder approval, which shareholder approval was given on August 14, 1997.

Gary T. Knisely

      On January 23, 1997, the Corporation entered into a five-year employment agreement with Gary T. Knisely, Executive Vice President, Secretary, and Counsel of the Corporation, at an annual salary of $175,000 with such compensation payable retroactively from June 1, 1996 (the "Knisely Agreement"). Unless terminated by either party, the Knisely Agreement automatically renews annually on each anniversary date so that five years always remain on the term of the agreement. The Knisely Agreement provides for annual salary increases (but not decreases) equal to the greater of 5% of the prior year's salary or the annual percentage increase in the CPI, as well as incentive bonuses and various other benefits. As of June 2, 2002, the aggregate liability of the Corporation under this agreement for the next five years is estimated to be $1,343,000, excluding annual performance bonuses. In the event the employee is terminated without cause, or in the event the employee terminates his employment after a reduction (without his written consent) of his duties or authority, compensation, or similar events, the Knisely Agreement provides for the payment of the salary and bonus (including all other benefits) over the remaining term of the agreement. In the event of termination due to death or disability, the Knisely Agreement provides for the payment of salary and bonus (including all other benefits) to the employee (or his spouse or other descendants in the event of the employee's death) for the later of one year from the date of such termination or the death of the employee.

      The Knisely Agreement also provides for annual supplemental pension benefits equal to 60% of the employee's average annual compensation (including bonuses but excluding other benefits) over the three most recent fiscal years prior to the employee's termination if the employee is no longer employed by the Corporation and the employee has attained the age of 55. Such annual supplemental pension benefits are payable for the remainder of the lifetime of the employee. The net present value of the cost of providing this future pension benefit is recognized by the Corporation over Mr. Knisely's expected remaining years of service. The expense recognized for supplemental pension benefits under this agreement was approximately $81,000, $108,000, and $45,000, for the years ended June 2, 2002, June 3, 2001, and May 28, 2000, respectively. The projected benefit obligation was approximately $422,000 and $341,000 at June 2, 2002 and June 3, 2001, respectively.

Alan T. Young

      On May 21, 1997, the Corporation entered into a change in control severance agreement with Alan T. Young which provides for termination of compensation if Mr. Young's employment is terminated: (i) involuntarily, within 24 months of change in control or (ii) voluntarily, following a reduction in base salary, duties and responsibilities, within 24 months of a change in control. A "change in control" will be deemed to occur if John A. Warehime ceases to be Chief Executive Officer of the Corporation or ceases to have the power and authority of the Chief Executive Officer. Pursuant to the terms of this agreement, any payment due thereunder will be made over a two year period no less frequently than monthly and all payments during any twelve month period will not in the aggregate exceed the officer's total cash compensation (salary and bonus) received from the Corporation during fiscal 2001.

Other Agreements

      On October 17, 2001, the Corporation entered into a similar change in control severance agreement with each of the following eight officers: Mr. Pietro D. Giraffa, Jr., Mr. Edward L. Boeckel, Jr., Mr. Daniel E. Schuchart, Mr. William S. Gaugler, Jr., Mr. Timothy D. Mechler, Ms. Jennifer Carter, Mr. Jeffrey A. Warehime and Mr. J. Andrew Warehime. Jeffrey A. Warehime, Andrew Warehime and Jennifer Carter are the adult children of John Warehime, the Chairman of the Corporation.

      All payments made pursuant to any of these agreements are subject to the further conditions that: (i) the officer will maintain the confidentiality of the Corporation's trade secrets, customer lists and other proprietary information of the Corporation; (ii) for a period of two years following the termination of the officer, neither the officer or his employer or business associate will enter into or attempt to enter into any business relationship, solicit for employment or employ any person, employed by the Corporation or its affiliates at any time within six months prior to the officer's termination; and
(iii) for a period of two years following the termination, the officer will not directly or indirectly own, manage, operate, join or participate in any capacity in, any entity which is primarily engaged in a business which competes with any significant business of the Corporation or its affiliates. If the executives were terminated on June 2, 2002, under circumstances entitling them to severance payments pursuant to these agreements, the aggregate amount due to each under the agreement would have been as follows: Mr. Young $300,554, Mr. Giraffa

$254,616, Mr. Boeckel $275,754, Mr. Schuchart $285,760, Mr. Gaugler $169,774,
Mr. Mechler $169,126, Ms. Carter $175,158, Mr. Jeffrey A. Warehime $185,856 and Mr. J. Andrew Warehime $117,124.

      The Corporation is also committed to another employee, Patricia H. Townsend, under a previous employment contract, which provides for minimum salary levels, annual adjustments, as well as incentive bonuses and for a term, which ends in March 2004. Provisions contained in the agreement provide for continuation of the remuneration for the remainder of the term of the agreement in the event of termination, incapacity, death, or disability. The estimated commitment for future salaries through the duration of the agreement as of June 2, 2002 was approximately $140,000.

FAMILY RELATIONSHIPS OF DIRECTORS AND EXECUTIVE OFFICERS

      Director Jennifer W. Carter is the married daughter of John A. Warehime, Chairman, Chief Executive Officer and President of the Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During fiscal 2002, the Corporation and its subsidiaries, in the normal course of business, purchased and sold goods and services to related companies. These transactions are summarized below.

      During fiscal 2002, the Corporation rented equipment from Park 100 Foods, Inc. The rental payments pursuant to such lease agreements totaled $14,000 during fiscal 2002. In addition, the Corporation purchased $2,000 of food ingredients from Park 100 Foods, Inc. and reimbursed Park 100 Foods, Inc. $9,000 for nonconforming food products. As of June 2, 2002, the Corporation had an accounts receivable of $164,000 from Park 100 Foods, Inc. for food products sold and shipped to Park 100 Foods, Inc. During fiscal 2002, the Corporation sold approximately $1.6 million of frozen food products to Park 100 Foods, Inc., Tipton, Indiana. James A. Washburn, a director of the Corporation, owns approximately 80% of the outstanding stock of Park 100 Foods, Inc.

      During fiscal 2002, the Corporation leased a two story farm house, adjoining one story guest house and adjoining ground located on Trolley Road, R.D. #3, Hanover, Heidelberg Township, Pennsylvania, for customer housing and temporary new employee housing from John A. and Patricia M. Warehime for a total of $49,000.

      During fiscal 2002, the Corporation leased a barn for seed storage, located in Heidelberg Township, Pennsylvania for $4,000 from Warehime Enterprises, Inc. In addition, the Corporation purchased used food processing equipment for $77,000 from Warehime Enterprises, Inc. J. William Warehime, a shareholder of the Corporation, and John A. Warehime, Chairman of the Corporation, own 44.4% and 14.8% of the outstanding stock of Warehime Enterprises, Inc., respectively.

      During fiscal 2002, the Corporation purchased $1.2 million contracted vegetables from Lippy Brothers, Inc. T. Edward Lippy, a director of the Corporation, owns approximately 37.0% of the outstanding stock of Lippy Brothers, Inc.

      During fiscal 2002, the adult children of the Corporation's Chairman, John Warehime, were employed by the Corporation, including Jennifer Carter, director, who is employed as Assistant to the Chairman, Jeffrey Warehime, who is employed as Director - Brokered Retail Sales, and Andrew Warehime, who is employed as Special Sales Manager. Jennifer Carter, Jeffrey Warehime and Andrew Warehime are employed by the Corporation at annual salaries of $89,606, $95,067, $60,319, respectively. See "Employment Agreements and Change in Control Severance Agreements." Ms. Carter also receives director compensation customary for the Corporation's directors. See "Board of Directors -- Director Compensation." On June 20, 2002, each of Jennifer Carter, Jeffrey Warehime, and Andrew Warehime were granted an option to purchase 500 shares of Class B Common Stock. Andrea Kint, the daughter of Pietro Giraffa, Vice President and Controller of the Corporation, is employed as Assistant Production Manager -- Hanover, PA Frozen Operations at an annual salary of $45,000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act, requires that directors and certain officers of the Corporation and beneficial owners of more than 10% of the Corporation's Class A Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission.

      Based solely on its review of copies of such forms received by it, the Corporation believes that during the Corporation's fiscal year ended June 2, 2002, all filing requirements applicable to its directors and officers were complied with in a timely fashion.

STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of the cumulative total return for the Corporation's Class A Common Stock, the NASDAQ Stock Market and the Hanover Composite Index, assuming an investment of $100 on June 1, 1997 and the reinvestment of all dividends. The Peer Group includes Seneca Foods Corporation, J.M. Smuckers Corporation, Maui Land and Pineapple Co., Del Monte Foods, Inc. and Odmalla Inc. The data points used for the performance graph are listed below.
      The following graph is required to be included in this proxy statement by the regulations of the Securities and Exchange Commission; however, in reviewing these materials shareholders are advised that since the Corporation's Class A Common Stock is not actively traded, it can not be properly compared to companies whose securities are traded on an exchange or the NASDAQ Stock Market.

                                  [LINE GRAPH]

TOTAL RETURN ANALYSIS

                           6/1/1997    5/31/1998   5/30/1999   5/28/2000    6/3/2001     6/2/2002
Hanover Foods Corp.         $100.00     $149.29     $177.69     $181.40      $151.67     $154.61
Peer Group                  $100.00     $137.79     $146.40     $140.25      $164.74     $193.27
Nasdaq Composite            $100.00     $126.65     $178.67     $237.96      $151.22     $115.77

                                LEGAL PROCEEDINGS

Derivative Action

      On September 13, 1996, certain Class A shareholders filed a complaint in equity against six of the Corporation's directors and the estate of a former director in the Court of Common Pleas of York County, Pennsylvania (the complaint). The suit also names the Corporation as a nominal defendant. The suit sought various forms of relief including, but not limited to, rescission of the board's April 28, 1995 approval of John A. Warehime's 1995 Employment Agreement and the board's February 10, 1995 adjustment of director's fees. (Since the filing of this lawsuit, John A. Warehime's 1995 Employment Agreement was amended.) In addition, the plaintiffs sought costs and fees incident to bringing suit. On November 4, 1996, the complaint was amended to add additional plaintiffs. On June 24, 1997, the Court dismissed the amended complaint for failure to make a prior demand. An appeal was filed on the Court's June 24, 1997 Order. On December 2, 1998, the Superior Court of Pennsylvania held that the derivative plaintiffs had made adequate demand.

      On May 12, 1997, a written demand was received by the Corporation from the attorney for those Class A shareholders containing similar allegations and the allegations raised by Class A shareholders were investigated by a special independent committee of the board of directors and found to be without merit.

      The director defendants filed an Answer and New Matter to the amended complaint on March 17, 1999. On September 5, 2001, director defendants filed a Motion to Dismiss the Derivative Action. On September 20, 2001, plaintiffs filed an answer to director defendants' Motion to Dismiss. On May 17, 2002, the court entered an order denying defendants' Motion to Dismiss.

      On May 14, 2002, Albert Blakey, Esquire, counsel for certain of the derivative plaintiffs filed a Petition for Fees seeking an award of $1,585,716 in attorney's fees. Defendants filed a response in opposition to the request for fees.

Warehime Family Litigation

      On February 13, 1997, the board of directors proposed an amendment and restatement of the Corporation's Articles of Incorporation (the "Amended and Restated Articles") which provides that if all of the following Class B shareholders (or their estates upon the death of such shareholders), Michael A. Warehime, John A. Warehime, Sally W. Yelland, J. William Warehime, and Elizabeth
W. Stick (all members of the Warehime family), do not agree in writing to the composition of the board of directors or other important matters specified below on or after the 1998 annual shareholders meeting, the trustees of the Corporation's 401(k) Plan (or a similar employee benefit plan) who qualify as "disinterested directors," acting as fiduciaries for the employees who participate in the 401(k) Plan, and Class A shareholders may become entitled to vote in the manner described in the document. The Amended and Restated Articles created a Series C Convertible Preferred Stock, which, in case of a dispute among the abovementioned members of the Warehime family on board of directors composition or other important matters, would be entitled to 35 votes per share (a total of 350,000 votes based on 10,000 shares of Series C Convertible Preferred Stock issued to and held by the trustees of the Corporation's 401(k)
Plan); if Series C Convertible Preferred Stock were entitled to vote because of such dispute, each share of Class A Common Stock would be entitled to 1/10th of a vote per share.

      The Amended and Restated Articles also classified the terms of the board of directors commencing with the election at the 1997 annual shareholders' meeting and permitted directors to be elected for four-year terms as permitted by Pennsylvania law. Pursuant to the Corporation's Bylaws, as then in effect, nominations for directors must be submitted to the Corporation in the manner prescribed by the Bylaws no later than June 1 of the year in which the meeting is to occur.

      On February 21, 1997, Michael A. Warehime, a Class B shareholder, and certain Class A shareholders filed motions for a preliminary injunction against the Corporation, John A. Warehime, in his capacity as voting trustee, and certain directors of the Corporation in the Court of Common Pleas of York County, Pennsylvania against a proposal of the board of directors to amend and restate the Corporation's Articles of Incorporation in the manner described herein.

      The motions for a preliminary injunction were dismissed by the Court on June 24, 1997. Class B shareholders on June 25, 1997 approved the Amended and Restated Articles (John A. Warehime, being the sole Class B shareholder voting affirmatively in his capacity as voting trustee) and the Amended and Restated Articles became effective June 25, 1997.

      In August 1997, the board of directors proposed a further amendment (the "Amendment") to the Amended and Restated Articles to expand the definition of "disinterested directors" in the manner described below, and to approve certain performance based compensation for John A. Warehime solely for the purpose of making the Corporation eligible for a federal income tax deduction pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended. A special meeting was scheduled for August 14, 1997 (the "Special Meeting") to vote on these proposals. On August 8, 1997, Michael A. Warehime filed a motion in the Court of Common Pleas of York County, Pennsylvania to prevent John A. Warehime, in his capacity as voting trustee from voting on these proposals and to enjoin the Amendment. This motion was denied by the Court on August 11, 1997. The Amendment and the proposal under Section 162(m) were approved by Class B shareholders (John A. Warehime was the sole Class B shareholder to vote affirmatively, in his capacity as voting trustee) on August 14, 1997 and the Amendment became effective on August 14, 1997.

      Under the Amendment, the definition of "disinterested directors" means a person who, in the opinion of counsel for the Corporation, meets any of the following criteria: (i) disinterested directors as defined in Section 1715(e) of the Pennsylvania Business Corporations Law of 1988, as amended; (ii) persons who are not "interested" directors as defined in Section 1.23 of The American Law Institute "Principles of Corporate Governance: Analysis and Recommendations"
(1994); or (iii) persons who qualify as members of the Audit Committee pursuant to Section 303.00 of the New York Stock Exchange's Listed Company Manual.

      Michael A. Warehime filed an appeal from the denial of his motion to enjoin the previously described Amendment to the Corporation's Amended and Restated Articles. On December 2, 1998, a majority panel of the Superior Court of Pennsylvania issued a decision holding that although John A. Warehime had acted in good faith in voting for the Amendment to the Amended and Restated Articles as trustee of the Warehime voting trust, he had breached his fiduciary duty to the beneficiaries of the Warehime voting trust in voting for the Amendment. On November 29, 1999, the Supreme Court of Pennsylvania granted a petition for allowance of appeal, filed by John A. Warehime, and granted a cross-petition for appeal filed by Michael A. Warehime.

      On August 13, 1999, Michael A. Warehime filed a complaint in equity in the Court of Common Pleas of York County, Pennsylvania, naming as defendants Arthur
S. Schaier, Cyril T. Noel, Clayton J. Rohrbach, Jr., John A. Warehime, and the Corporation. The complaint sought a court order declaring that the September 1999 election for the board of directors of the Corporation be conducted in accordance with the Articles of Incorporation of the Corporation as they existed prior to June 25, 1997, an order declaring that Series C Convertible Preferred Stock cannot be voted, and an order that the following candidates for the board of directors of the Corporation proposed by Michael A. Warehime, Sally

Yelland, Elizabeth Stick and J. William Warehime be accepted by the Corporation and listed on the ballot to be distributed at the annual meeting of shareholders of the Corporation to be held on September 16, 1999: Michael A. Warehime, Daniel Meckley, Elizabeth Stick, Sonny Bowman, and John Denton. The basis for the complaint was the December 2, 1998 decision of the Superior Court of Pennsylvania which held that John A. Warehime breached his fiduciary duties in voting for the Amended and Restated Articles as trustee of the Warehime voting trust. The requested relief was denied by the Court of Common Pleas of York County and Michael Warehime appealed to the Superior Court of Pennsylvania.

      On September 12, 2000, the Superior Court of Pennsylvania stated, in a Memorandum decision, that the June 25, 1997 shareholder vote, which adopted the Amended and Restated Articles of the Corporation should be set aside, and remanded the case to the Court of Common Pleas of York County to determine what further relief would be appropriate. On remand, the Court of Common Pleas of York County entered an Order on October 10, 2000 declaring that the Amended and Restated Articles were set aside and that an election should be held without the Amended and Restated Articles. On October 11, 2000, the Supreme Court of Pennsylvania entered an Order staying the Order of the Court of Common Pleas of York County.

      On November 27, 2000, the Supreme Court of Pennsylvania reversed and remanded the Order of the Superior Court issued on December 2, 1998 and, in effect, the Order of the Superior Court issued September 12, 2000. In reversing the Superior Court's Order, the Supreme Court of Pennsylvania held that John A. Warehime, the trustee of the voting trust, did not breach his fiduciary duties in voting the trust shares in favor of the Amended and Restated Articles. The Supreme Court remanded the case to the Superior Court of Pennsylvania to consider other issues raised by Michael A. Warehime.

      On May 4, 2001, the Superior Court of Pennsylvania, on remand from the Supreme Court of Pennsylvania to decide several remaining issues, held that the 1997 amendments to the Corporation's Amended and Restated Articles "violated principles of corporate democracy" and should be invalidated even though the Superior Court found the directors acted in good faith and their actions in approving the amendments did not result in a breach of their fiduciary duties. A petition for allocatur was filed with the Supreme Court of Pennsylvania requesting that the Supreme Court of Pennsylvania review the Superior Court's May 4, 2001 ruling. On September 17, 2002, the Supreme Court of Pennsylvania granted defendant's Petition for Allowance of Appeal.

                              INDEPENDENT AUDITORS

      The Corporation's independent auditors for fiscal 2002 was the firm of KPMG LLP, Harrisburg, Pennsylvania. A representative of KPMG LLP is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

AUDIT FEES

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's financial statements for the fiscal year ended June 2, 2002 and the reviews of the financial statements included in the Corporation's Forms 10-Q for that fiscal year were $96,300.

      The aggregate fees billed by KPMG LLP for professional services rendered for audit related fees for the fiscal year ended June 2, 2002 were $28,000. Audit related services included statutory audits at certain locations outside the United States and audit of an employee benefit plan.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      KPMG LLP did not provide any professional services with respect to financial information systems design and implementation for the fiscal year ended June 2, 2002.

ALL OTHER FEES

      The aggregate fees billed for services rendered by KPMG LLP, other than for services covered under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", totaled $61,790 for the fiscal year ended June 2, 2002. Other services were primarily for tax compliance services and other tax assistance.

      The Corporation's Audit Committee considered the services provided by KPMG LLP in addition to the services rendered by them in exchange for audit fees, as discussed above, and determined that the provision of such additional services is compatible with KPMG LLP maintaining its independence.

                                  OTHER MATTERS

      The Corporation is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. If any other matters should properly come before the Meeting or any adjournment or postponement of the Meeting and be voted upon, the persons named as proxies in the accompanying proxy will vote the proxy cards in their discretion in accordance with their best judgment and in the manner they believe to be in the Corporation's best interests.

                              SHAREHOLDER PROPOSALS

      Pursuant to the proxy rules under the Exchange Act, the Corporation's shareholders are notified that the deadline for providing the Corporation timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Corporation's 2003 Annual Meeting of Shareholders (the "2003 Meeting") will be June 1, 2003, as set forth in the Corporation's Bylaws. As to all such proposals of which the Corporation does not have notice by June 1, 2003, discretionary authority will be granted to the persons designated in the Corporation's proxy related to the 2003 Meeting to vote on such proposals. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Corporation's proxy materials related to the 2003 Meeting. A shareholder proposal regarding the 2003 Meeting must be submitted to the Corporation at its office located at 1486 York Street, P.O. Box 334, Hanover, Pennsylvania, 17331, on or before July 28, 2003 to receive consideration for inclusion in the Corporation's 2003 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

      THE CORPORATION'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED JUNE 2, 2002 WAS PREVIOUSLY MAILED TO SHAREHOLDERS. EACH PERSON SOLICITED UNDER THIS PROXY STATEMENT CAN OBTAIN A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 2, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

             HANOVER FOODS CORPORATION
             1486 YORK STREET
             P.O. BOX 334
             HANOVER, PENNSYLVANIA 17331
             ATTENTION: John A. Warehime, Chairman,
                        President and Chief Executive Officer



                                          By Order of the Board of Directors


                                          Gary T. Knisely
                                          Chief Financial Officer,
                                          Executive Vice President,
                                          Secretary and Counsel


Hanover, Pennsylvania

November 25, 2002

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

      The Audit Committee ("Committee") is appointed by the Board of Directors of Hanover Foods Corporation ("Hanover Foods" or "Company") to assist the Board of Directors, in fulfilling its oversight responsibilities. The Committee's primary responsibilities are to:

      - Monitor the integrity of Hanover Foods financial reporting processes and systems of internal controls regarding finance, accounting, security, environmental and legal compliance, and information systems.

      - Monitor the independence and performance of Hanover Foods independent accountants and the Internal Audit department.

      - Provide direction and oversight of the Business Ethics and Conduct function.

      - Facilitate and maintain an open avenue of communication among the Board of Directors, Senior Management, the Internal Audit department, and the independent accountants.

II.   ORGANIZATION COMPOSITION

      The Committee shall be comprised of three or more independent, non-executive directors, as determined by the Board of Directors, each of whom meets the requirements of the New York Stock Exchange. Each member will be free from any financial, family, or other material relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment. All members of the Committee will have a general understanding of basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

III.  MEETINGS

      The Committee will meet at least four (4) times annually. Additional meetings may occur more frequently as circumstances dictate. The Committee chairman shall approve an agenda in advance of each meeting.

      The Committee shall meet privately in executive session at least annually with the Financial Vice President-Auditing and Security, the independent accountants, such other members of management as deemed appropriate, and as a committee to discuss any matters that the Committee believes are relevant to fulfilling its responsibilities.

IV.   RESPONSIBILITIES AND DUTIES

      The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board of Directors that the accounting and reporting practices of the Company meet applicable requirements and that an effective business ethics program exists.

A.    REVIEWS AND PROCEDURES

      - Adopt a formal written charter that is approved by the Board of Directors. The charter will be reviewed as necessary, but at least annually. The charter should be published at least three (3) years in accordance with Securities and Exchange Commission ("SEC") regulations.

      - Review and approve the annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices, and judgments. Quarterly unaudited financial results should be reviewed by the Committee, or by the Committee chairman acting on behalf of the Committee, before their release or submission to the SEC.

      - Prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

      -     Maintain minutes or other records of meetings and activities.

      -     Keep the Board of Directors informed of the Committee's activities.

      - Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee has direct access to anyone in the Company and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

B.    INDEPENDENT ACCOUNTANTS

      - Select and recommend independent accountants to the Board of Directors for ratification by the shareholders. When conditions warrant, approve discharge of independent accountants. At the time of a change in partner assigned to the Company, the Committee will review the selection of independent accountants, including possible selection of new independent accountants.

      -     Approve fees to be paid to the independent accountants.

      - Ensure that a formal statement delineating all relationships between the independent accountants and the Company is received from the independent accountants annually. The Committee shall discuss with the independent accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

      - Meet with the independent accountants and financial management of the Company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountant's original audit plan and that the independent accountants will conduct an interim financial review prior to the Company's quarterly filing with the SEC.

      - Instruct the independent accountants that they are ultimately accountable to the Committee and the Board of Directors.

C.    INTERNAL CONTROLS

      - Make inquiries of management and the independent accountants concerning the adequacy of the Company's system of internal controls. Advise financial management and the independent accountants to discuss with the Committee their qualitative judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

D.    BUSINESS ETHICS AND CONDUCT

      -     Provide oversight to the Business Ethics and Conduct program.

      - Require management to report on procedures that provide assurance that the Company's mission, values and code of conduct are properly communicated to all employees on at least a biannual basis.

      - Review the Company's code of conduct program annually and direct management to establish a system reasonably designed to assure compliance with the code.

                                      PROXY
                            HANOVER FOODS CORPORATION
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 23, 2002
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints GARY T. KNISELY and JEFFREY A. WAREHIME, and each of them, as attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2002 Annual Meeting of Shareholders (the "Meeting") of Hanover Foods Corporation (the "Corporation") to be held on the 23rd day of December, 2002, and at any postponement or adjournment thereof, and to vote all of the shares of the Corporation which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

      1. To elect the following Class A nominees as directors of the Corporation to hold office until the expiration of their term and until their respective successors are elected and qualify:

            Name                              Class      Term Expires
            ----                              -----      ------------
            Cyril T. Noel                     A          2006
            Jennifer W. Carter                A          2006
            T. Michael Haugh                  A          2006
            [  ]   FOR                        [  ]       WITHHOLD AUTHORITY

      To withhold a vote for any individual nominee(s), write the name(s) of the individual(s) on the line below:

            ---------------------------------------------------

      2. To elect the following Class C nominees as directors of the Corporation to hold office until the expiration of their term and until their respective successors are elected and qualify:

            Name                              Class      Term Expires
            ----                              -----      ------------
            T. Edward Lippy                   C          2004
            Arthur S. Schaier                 C          2004
            [  ]   FOR                        [  ]       WITHHOLD AUTHORITY

      To withhold a vote for any individual nominee(s), write the name(s) of the individual(s) on the line below:

            ---------------------------------------------------

      3. To elect the following Class D nominees as directors of the Corporation to hold office until the expiration of their term and until their respective successors are elected and qualify:

            Name                              Class      Term Expires
            ----                              -----      ------------
            John A. Warehime                  D          2005
            James A. Washburn                 D          2005
            [  ]   FOR                        [  ]       WITHHOLD AUTHORITY

      To withhold a vote for any individual nominee(s), write the name(s) of the individual(s) on the line below:

            ---------------------------------------------------

      4. In their discretion, to vote on any such other business as may properly come before the Meeting or adjournment or postponement thereof.

      The undersigned may revoke this proxy at any time before it is voted by
(i) giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is voted; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Secretary notice of such shareholder's intention to vote in person. Attendance at the Meeting will not in itself constitute a revocation of the proxy. Before the taking of the vote at the Meeting, any written notice of revocation or subsequent proxy should be sent to the Corporation at 1486 York Street, Hanover, Pennsylvania 17331, Attention: Gary Knisely, Secretary.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

      THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE CORPORATION'S PROXY STATEMENT.

      The undersigned hereby acknowledges receipt of the Corporation's Annual Report to Shareholders, Notice of the Meeting and the proxy statement relating thereto.

                                  Date: ____________________________ , 2002
                                                 (Please date this Proxy)

                                  __________________________________________
                                  Signature(s)

      Please sign your name exactly as it appears on this proxy indicating any official position or representative capacity. If shares are registered in more than one name, all owners must sign.

      PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                            VOTING INSTRUCTION CARD

          SOLICITED BY BOARD OF DIRECTORS OF HANOVER FOODS CORPORATION

    PLEASE SIGN AND DATE THIS VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY
             IN THE ENCLOSED CONFIDENTIAL POSTAGE-PAID ENVELOPE TO:
     CORPORATE ELECTION SERVICES, P. O. BOX 1150, PITTSBURGH, PA 15230-1150

________________________________________________________________________________

For participants in the Hanover Foods Corporation Employee Stock Ownership Plan ("ESOP"), this Voting Instruction Card instructs the trustee (the "Trustee") of the Hanover Foods Corporation Employee Stock Trust (the "Trust") and the Trustee of the ESOP to vote the shares allocated to the ESOP subaccount of the Trust and your account under the ESOP at the Annual Meeting of Shareholders (the "Meeting") to be held on December 23, 2002 (and at any postponement or adjournment thereof) in favor of the Board of Directors' nominees listed on the reverse side of this Card, unless you specifically withhold your vote for one or more nominees as indicated on the reverse side of this Card. For grantees in the Hanover Foods Corporation 2002 Stock Option Plan ("Option Plan"), this Voting Instruction Card instructs the Trustee of the Trust to vote shares allocated to the Option Plan subaccount of the Trust at the Meeting to be held on December 23, 2002 (and at any postponement or adjournment thereof) in favor of the Board of Directors' nominees listed on the reverse side of this Card, unless you specifically withhold your vote for one or more nominees as indicated on the reverse side of this Card.

YOUR SIGNATURE ON THE REVERSE SIDE OF THIS CARD WILL DIRECT YOUR VOTE IN FAVOR OF ALL THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD, UNLESS YOU SPECIFICALLY WITHHOLD YOUR VOTE FOR ONE OR MORE NOMINEES. EXCEPT FOR YOUR SIGNATURE AND DATE, IT IS NOT NECESSARY TO FILL IN THE REVERSE SIDE OF THIS CARD UNLESS YOU WISH TO WITHHOLD YOUR VOTE FOR ONE OR MORE NOMINEES. YOUR SIGNATURE ON THIS CARD WILL ALSO AUTHORIZE THE TRUSTEE TO VOTE IN HIS BEST JUDGMENT ON OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING; AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO SUCH OTHER BUSINESS.

                                                 (Sign and date on reverse side)

The undersigned hereby acknowledges receipt of the Annual Report to Shareholders of Hanover Foods Corporation (the "Corporation"), Notice of the Meeting and the proxy statement related thereto. The undersigned may revoke this Voting Instruction Card at any time before it is voted by giving written notice of revocation to Corporate Election Services at the address indicated on the front. Any written notice of revocation must be received by Corporate Election Services prior to the date of the Meeting. If this Voting Instruction Card is not revoked pursuant to the procedure outlined above, the undersigned hereby directs the Trustee and Corporate Election Services to disregard any other Voting Instruction Card (whether dated prior to or subsequent to the date of this Card) executed by the undersigned.

__________________________________    Date: _____________________________, 2002
Signature

Please sign exactly as name appears hereon.



      1. To elect the following Class A nominees as directors of the Corporation to hold office until the expiration of their term and until their respective successors are elected and qualify:

            Name                              Class      Term Expires
            ----                              -----      ------------
            Cyril T. Noel                     A          2006
            Jennifer W. Carter                A          2006
            T. Michael Haugh                  A          2006
            [  ]   FOR                        [  ]       WITHHOLD AUTHORITY

      To withhold a vote for any individual nominee(s), write the name(s) of the individual(s) on the following line:
                                           -------------------------------------

      2. To elect the following Class C nominees as directors of the Corporation to hold office until the expiration of their term and until their respective successors are elected and qualify:

            Name                              Class      Term Expires
            ----                              -----      ------------
            T. Edward Lippy                   C          2004
            Arthur S. Schaier                 C          2004
            [  ]   FOR                        [  ]       WITHHOLD AUTHORITY

      To withhold a vote for any individual nominee(s), write the name(s) of the individual(s) on the following line:
                                           -------------------------------------

      3. To elect the following Class D nominees as directors of the Corporation to hold office until the expiration of their term and until their respective successors are elected and qualify:

            Name                              Class      Term Expires
            ----                              -----      ------------
            John A. Warehime                  D          2005
            James A. Washburn                 D          2005
            [  ]   FOR                        [  ]       WITHHOLD AUTHORITY

      To withhold a vote for any individual nominee(s), write the name(s) of the individual(s) on the following line:
                                           -------------------------------------